Exhibit 5.1

[Weil, Gotshal & Manges LLP letterhead]

May 17, 2006

Magellan Health Services, Inc.
55 Nod Road
Avon, Connecticut 06001

Ladies and Gentlemen:

We have acted as counsel to Magellan Health Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “S-8 Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 100,000 shares (the “Shares”) of Ordinary Common Stock, par value $0.01 per share, of the Company. The Shares are to be sold by the Company pursuant to its 2006 Employee Stock Purchase Plan (the “Plan”), to be filed as Exhibit 99.1 to the S-8 Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the S-8 Registration Statement, the Plan, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

May 17, 2006

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP